Exhibit 4.1

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2018 (the “Amendment Date”), by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), and the Stockholders.

RECITALS:

A.    WHEREAS, the Company and the Stockholders entered into that certain Stockholders Agreement, dated as of March 21, 2017 (as amended, restated or modified from time to time, the “Stockholders Agreement”);

B.    WHEREAS, the Company and the Stockholders desire to amend the Stockholders Agreement to, among other things, eliminate certain restrictions on the ability of the Company to take certain actions without obtaining Stockholder Approval;

C.    WHEREAS, Section 5.10 of the Stockholders Agreement provides that, subject to certain exceptions, an amendment of the Stockholders Agreement shall be in writing and subject to receipt of Stockholder Approval;

D.    WHEREAS, on January 12, 2018, the Board of Directors of the Company authorized and approved this Amendment at a special meeting of the Board of Directors;

E.    WHEREAS, on March 6, 2018, holders of at least two-thirds of the Outstanding Company Common Stock by affirmative vote or written consent authorized and approved this Amendment at a special meeting of stockholders;

F.    WHEREAS, this Amendment shall be deemed to be valid, binding and enforceable in accordance with its terms, and each Stockholder shall be deemed to be bound hereby, in each case without the need for execution of this Amendment by any party hereto other than the Company; and

G.    WHEREAS, the Company and the Stockholders desire to amend the Stockholders Agreement on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

1.1    Definitions; Sections.

(a)    Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Stockholders Agreement.

(b)    Article and Section references herein shall refer to the applicable Article and Section in the Stockholders Agreement.

1.2    Amendments.

(a)    Clause (x) of Section 2.1(a) of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

(x)    on or prior to December 15, 2018, any initial public offering of Company Common Stock or other class of equity securities of the Company (it being understood that, following December 15, 2018, the actions set forth in this clause (x) shall not require Stockholder Approval pursuant to this Section 2.1(a)); provided that this Section 2.1(a)(x) shall not apply to actions required of the Company pursuant to the Registration Rights Agreement; and

(b)    Section 4.1(d) of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

(d)    Exempt Securities. Notwithstanding the foregoing provisions of this Section 4.1, Qualified Stockholders shall not have the right to participate in the issuance of any New Securities which are otherwise authorized to be issued in accordance with this Agreement (i) if such New Securities were issued as consideration in any merger, consolidation or combination with or acquisition of securities or assets of another Person in exchange for New Securities, (ii) if made upon conversion or exercise of any rights, convertible securities, options or warrants to purchase Company Common Stock or other capital stock of the Company, (iii) if made by any Subsidiary of the Company to the Company or any of its direct or indirect wholly owned Subsidiaries, (iv) if made as securities which are the subject of a registration statement being filed under the Securities Act pursuant to a Qualified IPO, (v) if made to Directors, officers, employees or consultants as compensation pursuant to any Equity Incentive Plans approved in accordance with Section 2.1, (vi) if such New Securities were issued in connection with the Backstop Commitment Agreement (as defined in the Plan), or in connection with the consummation of the Rights Offering (as defined in the Plan) in accordance with the Plan, (vii) if such New Securities were issued or sold pursuant to a private placement or other transaction exempt from or not subject to the registration requirements of the Securities Act, to the extent such transaction does not result in the issuance of more than 100,000 shares of Company Common Stock and does not result in more than 100 new holders of Company Common Stock, or (viii) if such New Securities were issued pursuant to any pro rata stock split or stock dividend (the New Securities described in the foregoing clauses (i) through (viii), “Exempt Securities”).

ARTICLE II

2.1    Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or schedule or exhibit to, the Stockholders Agreement not expressly referred to in this Amendment. Except as expressly amended or modified in this

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

Amendment, the provisions of the Stockholders Agreement are and remain in full force and effect. Whenever the Stockholders Agreement is referred to in the Stockholders Agreement or in any other agreement, document or instrument, such reference shall be deemed to be to the Stockholders Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

2.2    Governing Law. This Amendment and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles.

2.3    Consent to Jurisdiction; WAIVER OF JURY TRIAL.

(a)    Consent to Jurisdiction. The Company and each Stockholder (i) irrevocably submits to the exclusive jurisdiction of any state court in the State of Delaware, and the United States District Court for the District of Delaware (and the appropriate appellate courts), for the purposes of any suit, action or other proceeding arising out of this Amendment and (ii) agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any state court in the State of Delaware. Notwithstanding the foregoing, any party hereto may commence an action, suit or proceeding with any governmental body anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of any court referred to in the first sentence of this Section 2.3(a). The Company and each Stockholder further (x) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth on the Stockholder Registry (or in the case of the Company, at the Company’s principal office) shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 2.3(a) and (y) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Amendment in (A) any state court in the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    WAIVER OF JURY TRIAL. THE COMPANY AND EACH STOCKHOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, INVOLVING OR OTHERWISE IN RESPECT OF THIS AMENDMENT OR SUCH STOCKHOLDER’S OWNERSHIP OF COMPANY COMMON STOCK. THE COMPANY AND EACH STOCKHOLDER (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE COMPANY OR ANY STOCKHOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY OR SUCH STOCKHOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT THE COMPANY AND EACH STOCKHOLDER HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.3(B).

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

2.4    Severability. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under any present or future laws applicable to the Company effective during the term of the Stockholders Agreement, such provision will be fully severable; this Amendment will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Amendment; and the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Amendment.

2.5    Entire Agreement. This Amendment and the other agreements expressly referenced in this Amendment constitute the complete and exclusive statement of agreement among the Company and the Stockholders with respect to the subject matter hereof. This Amendment supersedes all prior written and oral statements by and among the Company and the Stockholders or any of them, and except as otherwise specifically contemplated by this Amendment, no representation, statement, or condition or warranty not contained in this Amendment will be binding on the Stockholders or the Company or have any force or effect whatsoever.

2.6    Further Assurances. The Stockholders agree, without further consideration, to execute such further instruments and to take such further actions as may be necessary or desirable to carry out the purposes and intent of this Amendment.

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FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

The foregoing Amendment is hereby executed as of the Amendment Date.

CHAPARRAL ENERGY, INC.

By:	/s/ K. Earl Reynolds

K. Earl Reynolds
Chief Executive Officer

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FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT